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                                   EXHIBIT 5
                                   ---------

                          [Letterhead of Troy & Gould]



                                  May 10, 1996               NTN 1.1



    NTN Communications, Inc.
    The Campus
    5966 La Place Court
    Carlsbad, California  92008

                    Re:  Registration Statement on Form S-3
                         ----------------------------------

    Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), of NTN Communications, Inc. (the "Company") which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 400,000 shares of Common Stock of the Company (the "Shares") that may be resold by the selling securityholder identified in the Registration Statement. The Shares are issuable upon exercise of the warrant (the "Warrant") described in the Registration Statement. All capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

          We are familiar with corporate proceedings heretofore taken by the Company in connection with the sale of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

          Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when sold and issued as provided in the Warrant, will be fully paid and nonassessable.

          We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
    Section 7 of said Act.

                                  Very truly yours,


                                  /s/ TROY & GOULD


                                  TROY & GOULD

                                  Professional Corporation

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